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                        PREMIER NATIONAL BANCORP, INC.


                          PROXY FOR SPECIAL MEETING
                                JANUARY 25, 2001




          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned shareholder of Premier National Bancorp, Inc. ("Company") hereby appoints Robert Apple and Gerardina Mirtuono, and each of them, as proxies, each with full power of substitution, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on Thursday, January 25, 2001, at 9:a.m., New York time, at the Sheraton Civic Center Hotel, 40 Civic Center Plaza, Poughkeepsie, New York, or at any adjournment or postponement thereof ("Special Meeting"), with all of the powers the undersigned would possess if personally present at such meeting, as follows:


                 (TO BE COMPLETED AND SIGNED ON REVERSE SIDE)

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                      SPECIAL MEETING OF SHAREHOLDERS OF
                        PREMIER NATIONAL BANCORP, INC.
                               JANUARY 25, 2001





TO VOTE BY MAIL

---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.


Please Detach and Mail in the Envelope Provided
------------------------------------------------------
    [ X ]   Please mark your vote as in this
            example in blue or black ink.



PREMIER'S BOARD RECOMMENDS THAT YOU VOTE
FOR THE PROPOSAL BELOW:



1. Approval and adoption of the Agreement and Plan of Reorganization, dated as of July 9, 2000, by and among Premier National Bancorp, Inc., M&T Bank Corporation and Olympia Financial Corp., a wholly-owned subsidiary of M&T Bank Corporation, and approval and adoption of the related Agreement and Plan of Merger, dated as of July 9, 2000, as amended, by and between Premier National Bancorp, Inc. and Olympia Financial Corp. and joined in by M&T Bank Corporation.


                FOR [   ]     AGAINST [   ]     ABSTAIN [   ]

2. The proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof. As of the date of the Proxy Statement-Prospectus for the Special Meeting, management of the Company is not aware of any other such business.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Item 1.


SIGNATURE(S)___________________________________ DATE ___________________


SIGNATURE(S)___________________________________ DATE ___________________

Note: Please sign exactly as name appears hereon. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign the full corporate name by President or other authorized officer, giving your full title as such. If a partnership, please sign in the partnership name by authorized person, giving your full title as such.

PLEASE MARK, DATE, EXECUTE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.